UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2009

Commission File Number: 000-27713

LITEWAVE CORP.

 (Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                         95-4763671

(State or other jurisdiction of                  (I.R.S. Employer

incorporation or organization)               Identification No.)

1166 Alberni Street, Suite 1006

Vancouver, B.C. V6E 3Z3 Canada

(Address of principal executive offices)

Phone: (604) 675-7637              Fax: (604) 676-2738

(Issuer's telephone number, including area code)

Item 5.02         Departure of Directors of Principal Officers; Election of Directors;                                    Appointment of Principal Officers

On August 25, 2009, the Board of Directors of Litewave Corp. (the “Company”) accepted the resignation of Wayne Cockburn from his position as a Director and Chief Financial Officer.  Mr. Cockburn’s resignation was not the result of any disagreements, of any kind, with the Company.

On August 25, 2009, the Board of Directors also appointed Mark Billings to the position of Chief Financial Officer.  Mr. Billings is currently a director of the Company and has been serving in that capacity since his appointment on February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2010

LITEWAVE CORP.

/s/ Francois Dumas

Francois Dumas

Chief Executive Officer, Director